GOLDEN ENTERPRISES, INC.
                             One Golden Flake Drive
                            Birmingham, Alabama 35205



                            NOTICE OF ANNUAL MEETING

     Notice Is Hereby Given that the Annual Meeting of the Stockholders of Golden Enterprises, Inc., (the "Company") a Delaware Corporation, will be held at the general offices of the Company, at One Golden Flake Drive, Birmingham, Alabama on September 25, 2008, at 11:00 A.M., Birmingham time, for the following purposes:

     1.   To elect a Board of Directors.

     2. To transact such other business as may properly come before the meeting.

     Stockholders of record at the close of business on August 1, 2008, are entitled to notice of and to vote at the meeting. All Stockholders are cordially invited to attend the meeting.


                                              By Order of the Board of Directors

                                              John S. Stein
                                              Chairman


Birmingham, Alabama
September 1, 2008




     HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES MUST BE PRESENT EITHER IN PERSON OR BY PROXY IN ORDER TO HOLD THE MEETING. TO INSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO SIGN THE ENCLOSED PROXY AND RETURN IT IN THE ACCOMPANYING ENVELOPE. IF YOU ARE ABLE TO ATTEND THE MEETING, YOU MAY REVOKE THE PROXY AND VOTE YOUR SHARES PERSONALLY AT ANY TIME BEFORE THE PROXY IS EXERCISED.

                                 PROXY STATEMENT

                                     GENERAL

     The annual meeting of the stockholders of Golden Enterprises, Inc. (the "Company") will be held at the general offices of the Company, at One Golden Flake Drive, Birmingham, Alabama on September 25, 2008, at 11:00 A.M. All holders of record of common stock as of August 1, 2008, will be entitled to vote at the meeting and any adjournment thereof.

     The purpose of this proxy solicitation is to enable those stockholders who will be unable to personally attend the meeting to vote their stock.


                         PERSONS MAKING THE SOLICITATION

     This proxy is solicited on behalf of the Board of Directors of Golden Enterprises, Inc. The cost of solicitation will be paid by the Company and will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the meeting to beneficial owners. In addition to solicitation by mail, officers and regular employees of the Company may solicit proxies by telephone, email, or personal interview at no additional compensation.


                        SECURITY HOLDERS ENTITLED TO VOTE

     Holders of shares of common stock of the Company of record at the close of business on August 1, 2008, will be entitled to vote at the Annual Meeting and at any and all adjournments thereof. Each share of common stock entitles its owner to one vote. The number of shares of common stock of the Company (exclusive of treasury shares) outstanding at the close of business on August 1, 2008 was 11,779,001 shares.

     Stockholders who execute proxies retain the right to revoke them at any time before they are voted. If the enclosed proxy is properly signed and returned to the Company and not so revoked, the shares represented thereby will be voted in accordance with its terms.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     At August 1, 2008, SYB, Inc., the Estate of Sloan Y. Bashinsky, Sr., deceased, and New York Life Insurance Company, as Trustee of the Golden Enterprises, Inc., and subsidiaries Employee Stock Ownership Plan, were the only persons who beneficially owned more than 5% of the outstanding voting securities of the Company. The following table sets forth the number of shares of common stock of the Company beneficially owned by these persons.

                                  Amount and Nature of
                                 Beneficial Ownership (1)
                              ------------------------------
     Name and Address of                                           Percent of
       Beneficial Owner           Direct        Indirect              Class
------------------------------------------------------------     ---------------

SYB, Inc.
3432 Briarcliff Road East
Birmingham, Alabama 35223        5,283,128         -0-                44.9%

                                  Amount and Nature of
                                 Beneficial Ownership (1)
                              ------------------------------
     Name and Address of                                           Percent of
       Beneficial Owner           Direct        Indirect              Class
------------------------------------------------------------     ---------------

The Estate of Sloan Y.
Bashinsky, Sr.
2117 Second Avenue N.
Birmingham, Alabama 35203        1,014,500         -0-                8.6%

New York Life Trust Company,
as Trustee of the Golden
Enterprises, Inc.
and subsidiaries Employee
Stock Ownership Plan
169 Lackawanna Avenue
Parsippany, NJ 07054 (a)            -0-          686,656     (2)      5.8%


-----------------
(1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission (SEC) includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security, and/or (2) investment power which includes the power to dispose, or to direct the disposition of such security.

(2) The Employee Stock Ownership Plan provides that the shares held by the Trustee are voted by an administrative committee made up of 3 members. The Board of Directors of the Company determines the members of the committee. Present members of the administrative committee are: John S. Stein, Chairman of the Board, Mark W. McCutcheon, Chief Executive Officer and President of the Company and President of Golden Flake Snack Foods, Inc., and Patty Townsend, Chief Financial Officer, Vice President and Secretary of the Company.

(a) The Employee Stock ownership Plan is an employee benefit plan qualified under ss.401(a) of the Internal Revenue Code and subject to the Employee Retirement Income Security Act of 1974.

Security Ownership of Management

     The following table shows the shares of common stock of Golden Enterprises, Inc., beneficially owned, directly or indirectly, by each Director and Nominee for Director and all Directors and Officers of the Company as a group at August 1, 2008:

                                     Amount and Nature of
                                   Beneficial Ownership (1)
                              -----------------------------------
                                                                   Percent of
             Name               Direct        Indirect                Class
----------------------------------------     ----------          ---------------

John S. Stein (a) (b) (c)        338,280  (2)       -0-    (3)(5)     2.9%
J. Wallace Nall, Jr.                 -0-        196,000    (3)(6)     1.7%
F. Wayne Pate                    140,114             32    (3)(7)     1.2%
Edward R. Pascoe                  25,000            -0-                 *
John P. McKleroy, Jr. (d) (e)                                           *
 (f)                              40,000  (4)       -0-       (3)
James I. Rotenstreich              9,533            -0-                 *
John S. P. Samford                 1,666            -0-                 *
Joann F. Bashinsky (g) (h)        12,704            -0-       (3)       *
Mark W. McCutcheon                 4,455            -0-    (3)(5)       *
Randy Bates                        4,222            -0-                 *
David Jones                          875            -0-                 *
Patty Townsend                       -0-            -0-       (5)       *

All Directors and
Officers as a group              576,849        196,032               6.6%


------------------
*Less than one percent of class

(1) An indirect beneficial owner as this term is interpreted by the Securities and Exchange Commission (SEC) includes any person who has or shares the (1) voting power which includes the power to vote or to direct the voting of such security, and/or (2) investment power which includes the power to dispose of, or to direct the disposition of, such security.

(2) Includes 49,426 shares held by a personal IRA account for the benefit of John S. Stein.

(3) Each designated director is a member of the Voting Committee created under the Will and under the SYB, Inc. Common Stock Trust of Sloan Y. Bashinsky, Sr. ("Bashinsky"). As a member of the Voting Committee, each designated director participates in the vote of the shares of common stock of the Company owned by SYB, Inc. (5,283,128 shares) and by the Estate/Testamentary Trust of Bashinsky (1,014,500 shares). Thomas L. Davis, a retired employee and officer of Golden Flake Snack Foods, Inc., is also a member of the Voting Committee. The decision of the majority of the members of the Voting Committee govern how the stock is voted. The Directors do not possess and specifically disclaim any beneficial ownership of the shares owned by SYB, Inc. and the Estate/Testamentary Trust of Bashinsky.

(4) Includes 33,490 shares held by a 401(k) profit sharing plan and personal IRA account for the benefit of John P. McKleroy, Jr.

(5) Does not include any portion of the 686,656 shares of common stock of the Company which are owned by New York Life Insurance Company, as Trustee of the Golden Enterprises, Inc. and subsidiaries Employee Stock Ownership Plan. John S. Stein, Mark W. McCutcheon and Patty Townsend are members of the plan's administrative committee and exercise the voting power of the shares and each disclaims any beneficial ownership of such shares with the exception of the following shares which are vested in their respective accounts as an employee-participant under the Plan: Stein -0-, McCutcheon 3,368 and Townsend 783.

(6) Shares owned by Nall Development Corporation, a corporation of which J. Wallace Nall, Jr. is a Director and President. For SEC reporting purposes, Mr. Nall is deemed the beneficial owner of such shares. Except for SEC reporting purposes, Mr. Nall disclaims beneficial ownership of such shares.

(7)  Includes 32 shares owned by the wife of F. Wayne Pate.

(a) Mr. Stein is a Director and President of SYB, Inc. which owns 5,283,128 shares of the Company's stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

(b) Mr. Stein is a Director and officer of the Bashinsky Foundation, Inc., which owns 400,544 shares of the Company's stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

(c) Mr. Stein is designated under the Will of Sloan Y. Bashinsky, Sr., deceased, as a Co-Personal Representative/Co-Trustee of his Estate and Testamentary Trust. The Estate and Trust own 1,014,500 shares of the Company stock. Mr. Stein does not possess and specifically disclaims any beneficial ownership of these shares.

(d)  Mr.  McKleroy is a Director and Secretary of SYB, Inc. which owns 5,283,128
     shares  of  the  Company's   stock.  Mr.  McKleroy  does  not  possess  and
     specifically disclaims any beneficial ownership of these shares.

(e) Mr. McKleroy is a Director and officer of the Bashinsky Foundation, Inc., which owns 400,544 shares of the Company's stock. Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares.

(f) Mr. McKleroy is designated under the Will of Sloan Y. Bashinsky, Sr., deceased, as a Co-Personal Representative/Co-Trustee of his Estate and Testamentary Trust. The Estate and Trust own 1,014,500 shares of the Company stock. Mr. McKleroy does not possess and specifically disclaims any beneficial ownership of these shares.

(g) Mrs. Bashinsky is a Director, Chairman and CEO of SYB, Inc., which owns 5,283,128 shares of the Company's stock. Mrs. Bashinsky does not possess and specifically disclaims any beneficial ownership of these shares.

(h) Mrs. Bashinsky is a Director, Chairman and CEO of the Bashinsky Foundation, Inc., which owns 400,544 shares of the Company's stock. Mrs. Bashinsky does not possess and specifically disclaims any beneficial ownership of these shares.

Each Director has the sole voting and investment power of the shares directly owned by him/her.

Voting Control
--------------

     Sloan Y. Bashinsky, Sr. died on August 2, 2005. At the time of Mr. Bashinsky's death, he beneficially owned 6,698,172 shares of common stock of the Company which constitutes voting control of the Company. The stock beneficially owned by Mr. Bashinsky was registered in and held by the following entities:

        SYB, Inc.                                               5,283,128 shares

        SYB, Inc. as Trustee                                    1,000,000 shares
        of the Sloan Y. Bashinsky,
        Sr. Trust dated February 16, 1982

        Bashinsky Foundation, Inc.                                400,544 shares

        Sloan Y. Bashinsky, Sr.                                    14,500 shares

     As a result of Mr. Bashinsky's death, and the probate of his will on August 12, 2005, the 1,000,000 shares held in the SYB, Inc. Trust and the 14,500 shares held in his name passed to his Estate/Testamentary Trust created under his Will. SYB, Inc. continues to own the 5,283,128 shares and the Bashinsky Foundation, Inc. continues to own the 400,544 shares.

     John S. Stein, Joann F. Bashinsky and John P. McKleroy, Jr., Directors of the Company, each serves as a Director and officer of Bashinsky Foundation, Inc. The stock of the Company owned by Bashinsky Foundation, Inc. is voted by its board of directors and is not subject to the Voting Committee, as described below.

     John S. Stein, Joann F. Bashinsky and John P. McKleroy, Jr., Directors of the Company, each serves as a director and officer of SYB, Inc. The voting stock of SYB, Inc. is vested in the SYB, Inc. Common Stock Trust and John P. McKleroy, Jr. serves as a Co-Trustee of this Trust.

     John S. Stein and John P. McKleroy, Jr. are designated under Mr. Bashinsky's Will as Co-Personal Representatives of his Estate and as Co-Trustees of his Testamentary Trust ("Testamentary Trust").

     Mr. Bashinsky's Will and the SYB, Inc. Common Stock Trust provide that shares of the Company held by SYB, Inc. and his Estate/Testamentary Trust, along with the voting shares of SYB, Inc. shall be voted by a committee made up of members of the Board of Directors of Golden Enterprises, Inc. and one member designated by his Estate Personal Representatives/Trustees ("Voting Committee"). Consequently, the 5,283,128 shares of the Company stock held by SYB, Inc. and the 1,014,500 shares of the Company stock held by Mr. Bashinsky's Estate/Testamentary Trust, all of which constitute a majority of the stock of the Company, are voted by the Voting Committee. The Voting Committee presently consists of John S. Stein, J. Wallace Nall Jr., F. Wayne Pate, John P. McKleroy, Jr., Joann F. Bashinsky and Mark W. McCutcheon, all directors of the Company, along with Thomas L. Davis, a retired employee and officer of Golden Flake Snack Foods, Inc. The decision of a majority of the members of the Voting Committee govern how the stock is voted.

     The Voting Committee will continue to vote the Company stock owned by SYB, Inc. (5,283,128 shares) and by the Testamentary Trust (1,014,500 shares), respectively, until the SYB, Inc. Common Stock Trust and the Testamentary Trust terminate. The Testamentary Trust will terminate upon the death of Joann F. Bashinsky and the SYB, Inc. Common Stock Trust will terminate upon the earliest to occur of the following dates: (i) in the event the Company should be sold, five (5) years from the date of the sale of the Company, or (ii) December 31, 2020.

     Upon termination of the SYB, Inc. Common Stock Trust, the assets of the Trust will be distributed to Sloan Y. Bashinsky, Sr.'s descendants and control of the Company stock held by SYB, Inc. (5,283,128 shares) will transfer to these descendants and the Voting Committee will cease to vote these shares. Upon termination of the Testamentary Trust, the Company stock held by the Testamentary Trust (1,014,500 shares) will transfer to various charitable organizations and the Voting Committee will cease to vote these shares.

                              ELECTION OF DIRECTORS

     At the Annual Meeting, nine Directors are to be elected, each to hold office until the next Annual Meeting of Stockholders, or until a successor has been elected and qualified. All nominees are presently members of the Board of Directors and were elected to the Board by vote of the stockholders at the last annual meeting. Proxies can not be voted for a greater number of persons than the number of nominees named.

     Shares represented by your proxy will be voted in accordance with your direction as to the election as directors of the persons hereinafter listed as nominees. In the absence of direction, the shares represented by your proxy will be voted FOR such election. Should any of the persons listed as nominees become unavailable as a nominee for election, it is intended that the shares represented by your proxy will be voted for the balance of those named and for a substitute nominee or nominees proposed by the Board of Directors unless the Board reduces the number of directors, but the Board knows of no reason to anticipate that this will occur.

     The following table shows the names of the nominees for election as directors, their respective ages as of August 1, 2008, the principal occupation, business experience and other directorships held by such nominees, and the period during which such nominees have served as directors of the Company.

                               Principal Occupation
                               Business Experiences                          Director
Name and Age                  and Other Directorships                         Since
------------                  -----------------------                         -----

John S. Stein, 71           Mr. Stein is Chairman of the Board. He was          1971
                            elected Chairman on June 1, 1996. He served
                            as Chief Executive Officer from 1991 to April 4,
                            2001, and as President from 1985 to 1998 and from
                            June 1, 2000 to April 4, 2001. Mr. Stein also
                            served as President of Golden Flake Snack Foods,
                            Inc. from 1976 to 1991. Mr. Stein retired as an
                            employee with the Company on May 31, 2002.


Edward R. Pascoe, 71        Mr. Pascoe is retired Chairman of the Board         1971
                            of Steel City Bolt & Screw, Inc. (formerly
                            Coosa Acquisition, Inc.) which, in 1995,
                            acquired the bolt and special fastener business
                            owned by the Company. He served as President of
                            Steel City Bolt & Screw, Inc. and Nall &
                            Associates, Inc., which were wholly-owned
                            subsidiaries of the Company, from 1972 and 1973,
                            respectively, until 1995.

John P. McKleroy, Jr., 64   Mr. McKleroy is an attorney and member with         1976
                            Spain & Gillon, L.L.C., general counsel for the
                            Company. He has practiced law with this firm
                            since 1968.


James I. Rotenstreich, 70   Mr. Rotenstreich is Chairman and Chief              1984
                            Executive Officer of JHF Holdings, Inc. ("JHF"),
                            a company formerly doing business under the name
                            of Jefferson Home Furniture Company, Inc. He has
                            served as Chief Executive Officer since 1967 and
                            as Chairman since 1992. In May of 1994, JHF sold
                            its retail home furniture interest and is
                            presently engaged in real estate and investment
                            holdings.

John S. P. Samford, 58      Mr. Samford is President and sole owner of          1984
                            Samford Capital Corporation, an investment
                            holding company which he formed in 1989.

J. Wallace Nall, Jr., 68    Mr. Nall is President of Nall Development           1991
                            Corporation and a General Partner of Nall
                            Partnership, Ltd. He has held these positions
                            since 1981. Nall Development Corporation is an
                            investment holding company and Nall Partnership,
                            Ltd. is a real estate investment and development
                            company.

F. Wayne Pate, 73           Mr. Pate retired as President of the Company        1992
                            on May 31, 2000. He served as President from
                            November 1, 1998 until retirement. He also served
                            as President of Golden Flake Snack Foods, Inc., a
                            wholly-owned sub-sidiary of the Company from
                            September 20, 1991, to November 1, 1998.

Joann F. Bashinsky, 76      Mrs. Bashinsky is Chairman and CEO of SYB,          1996
                            Inc., an investment holding company, which is a
                            principal owner of the Company. Mrs. Bashinsky
                            served as Vice President of SYB, Inc. from 1981
                            until August 8, 2005, at which time she was
                            elected Chairman and CEO. Mrs. Bashinsky also
                            serves as Chairman and CEO of Bashinsky
                            Foundation, Inc., a private charitable foundation.

Mark W. McCutcheon, 53      Mr. McCutcheon is Chief Executive Officer and       1999
                            President of the Company and President of Golden
                            Flake Snack Foods, Inc., a wholly-owned
                            subsidiary of the Company. He has served as
                            President and Chief Executive Officer of the
                            Company since April 4, 2001 and as President of
                            Golden Flake since November 1, 1998. He has been
                            employed by Golden Flake since 1980.


            ADDITIONAL INFORMATION CONCERNING THE BOARD OF DIRECTORS

Director Independence

     The Board has determined that Edward R. Pascoe, James I. Rotenstreich and John S.P. Samford, are qualified as "Independent Directors" within the meaning of the director independence standards of the NASDAQ Stock Market, Inc. ("NASDAQ") and the Securities and Exchange Commission ("SEC") under the Exchange Act of 1934. All other directors serve on the Voting Committee described in "Security Ownership of Management" and would not qualify as Independent Directors.

Meetings of Independent Directors

     The Independent Directors meet in executive session (with no management directors or officers present) at least twice each year.

Committees Of The Board Of Directors

     The Board of Directors has a Compensation Committee, a Stock Option Committee and an Audit Committee. The Board of Directors has no standing Nominating Committee.

     The Compensation Committee reviews the performance of the Executive Officers of the Company and the top executive officer of Golden Flake Snack Foods, Inc., a wholly-owned subsidiary, and recommends to the Board of Directors of the Company the appropriate compensation level and compensation and benefit programs of such officers. The Compensation Committee consists of John S. Stein, John S.P. Samford, James I. Rotenstreich, J. Wallace Nall, Jr., Joann F. Bashinsky and F. Wayne Pate. The Compensation Committee met once during fiscal year 2008. Since the Company qualifies under NASDAQ Stock Market Rules as a Controlled Company, the Compensation Committee is not required to meet the independence requirements of the listing standards of NASDAQ and the non-employee director definition of Rule 16b-3 promulgated under Section 16 of the Exchange Act.

     The Stock Option Committee determines the key employees of the Company and its subsidiary to whom stock options and stock appreciation rights will be granted under the Company's Long Term Incentive Plan. The Stock Option Committee consists of John S. Stein, John S.P. Samford, James I. Rotenstreich, J. Wallace Nall, Jr., Joann F. Bashinsky and F. Wayne Pate. The Stock Option Committee met once during fiscal year 2008.

     The Audit Committee reviews the results of the annual audit and quarterly financial statements, selects and engages the independent accountants, assesses the adequacy of the Company's procedures in connection with financial controls and receives and considers the independent accountants' comments as to internal controls. The Audit Committee acts pursuant to a written charter, which is reviewed annually by the Board of Directors. James I. Rotenstreich, Chairman, John S.P. Samford and Edward R. Pascoe constitute the Audit Committee of the Board of Directors. The Board of Directors has determined that all of the members of this committee qualify as independent directors under the current requirements of NASDAQ. The Board of Directors has further determined that all of the members of this committee qualify as an "audit committee financial expert" under the rules and regulations of the Securities and Exchange Commission ("SEC"). The Audit Committee met four times during fiscal year 2008. See "REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS".

Meetings Of The Board Of Directors and Committees

     During the fiscal year ended May 30, 2008, there were four regular meetings of the Board of Directors. The Compensation Committee and the Stock Option Committee met once and the Audit Committee met four times during the fiscal year 2008. All directors attended all of the meetings of the Board and the Committees on which they served.

Compensation of Directors

     During the fiscal year ended May 30, 2008, the Company paid each of its non-employee Directors a retainer of $300 per month and a fee of $2,000 for each regular Board meeting attended. The members of the Compensation Committee were each paid $2,000 for attending the Compensation Committee meeting and the members of the Audit Committee were paid $1,000 for each meeting attended.

Board Member Attendance at Annual Meetings

     It is the policy of Golden Enterprises that each member of the Board shall make a reasonable effort to attend all meetings of the Board, applicable committee meetings and the Company's annual meeting of shareholders. All Directors attended the Annual Stockholders Meeting held last year.

Nomination of Directors

     During the fiscal year ended May 30, 2008, the Company did not have a standing nominating committee. The NASDAQ rules do not require the Company to have a nominating committee since the Company was a "controlled company" pursuant to Rule 4350(c)(5), in that more than 50% of the voting common stock of the Company was held by SYB, Inc. and the Estate of Sloan Y. Bashinsky, Sr., all of which were affiliated, and such shares are voted by a Voting Committee created under the Will/Testamentary Trust of Sloan Y. Bashinsky, Sr. and under the SYB, Inc. Common Stock Trust. The Voting Committee is comprised of John S. Stein, J. Wallace Nall, Jr., F. Wayne Pate, John P. McKleroy, Jr., Joann F. Bashinsky and Mark W. McCutcheon, all directors of the Company and Thomas L. Davis, a retired employee and officer of Golden Flake Snack Foods, Inc. The Board believes that it is not necessary to have a separate nominating committee in view of the size of the Company, and the fact that the Company was a "controlled company". Nominees for election as a director are determined by the entire Board. The Board will make all decisions regarding Board nominees based upon the best interest of the Company and its shareholders.

Communications with the Board

     Shareholders interested in communicating directly with the Board of Directors may do so by writing the Secretary of the Company, at the following address:

                  Board of Directors of Golden Enterprises, Inc.
                  C/O Corporate Secretary
                  One Golden Flake Drive
                  Birmingham, Alabama  35205

     All such letters must identify the author as a shareholder. The Secretary of Golden Enterprises will review all such communications and forward all appropriate communications to the Board.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that Directors, certain Executive Officers and beneficial owners of more than ten percent of the stock of the Company file reports of stock ownership and changes in ownership with the Securities and Exchange Commission. These reports consist of Forms 3, Initial Statement of Ownership, 4, Statement of Changes in Beneficial Ownership, and 5, Annual Statement of Changes in Beneficial Ownership. Based upon a review of copies of such reports, or representations that no reports were due to be filed by Directors, Executive Officers or beneficial owners of more than ten percent of the stock of the Company, the Company believes that Section 16(a) filing requirements applicable to its Directors, Executive Officers and beneficial owners of more than ten percent of the stock of the Company were complied with during the fiscal year 2008. However, subsequent to fiscal year 2008 a Form 4 for Ed Pascoe reporting his sale of 9,000 shares of stock was untimely filed two days later than required.

                              CORPORATE GOVERNANCE

Board of Directors and Committees

     Directors are expected to devote sufficient time to carrying out their duties and responsibilities effectively. The Board of Directors meets regularly four times each fiscal year to review matters affecting the Company and to act on matters requiring the Board's approval. It also holds special meetings whenever circumstances require and may act by unanimous written consent without a meeting.

     The Company's Board of Directors currently consists of nine directors. John
S. Stein serves as the Chairman of the Board. The Board of Directors met four times during the fiscal year ended May 30, 2008, all of which were regularly scheduled meetings. In the last fiscal year, the Independent Directors met twice in executive session. All directors attended 100% of the meetings of the Board and the meetings of the committees on which they served during the fiscal year ended May 30, 2008. The Board has a policy expecting director attendance at all Board and committee meetings and the Company's annual meeting of stockholders.

     The Company's Board has established an Audit Committee, Compensation Committee and Stock Option Committee. The Charter for the Audit Committee is available from the Company. The Compensation Committee has no Charter, but its duties and responsibilities were/are set forth in corporate minutes adopted by the Board. In addition, the Board may from time to time establish special purpose committees. There were no special purpose committees existing in the last fiscal year.

Corporate Governance Documents

     Certain documents relating to corporate governance matters are available on the Company website at www.goldenflake.com. These corporate governance documents include, among others, the following:

     o    Charter for the Audit Committee of the Board;

     o    Code of Business Conduct and Ethics;

     o    Complaint Procedures for Accounting and Accounting Matters; and

     o    Disclosure Controls and Procedures.

     Stockholders  may also obtain a copy of these  documents  free of charge by
contacting   Patty   Townsend,    Chief   Financial   Officer,   by   email   at
ptownsend@goldenflake.com or by telephone at (205) 323-6161.

Director Independence

     Of the nine directors currently serving on the Board of Directors, the Board has determined that Messrs Rotenstreich, Pascoe and Samford are "Independent Directors" as defined in the rules of the NASDAQ Stock Market, Inc. (NASDAQ). As a Controlled Company, the Company is exempt from certain independence requirements of the NASDAQ rules, including the requirement to maintain a majority of Independent Directors on the Board of Directors, an Independent Compensation Committee or a Standing Nominating/Corporate Governance Committee or committees performing similar function.

     All members of the Audit Committee must be Independent Directors as defined by NASDAQ Policies and Practices and U.S. Securities and Exchange Commission. The Company's three Independent Directors serve on the Audit Committee, with Mr. Rotenstreich serving as Chairman.

Policies and Practices

     The Company's policies and practices reflect corporate governance initiatives that comply with the listing requirements of NASDAQ and the corporate governance requirements of the Sarbanes-Oxley Act of 2002, including the following:

     o    All members of the Audit Committee are independent;

     o The Charter of the Audit Committee establishes the Committee's duties and responsibilities;

     o The independent members of the Company's Board of Directors meet regularly ("executive sessions") without the presence of management;

     o The Company has a policy for attendance of Board members at both regular Board and committee meetings and shareholder meetings;

     o    The Company has adopted a Code of Conduct and Ethics;

     o The Company has adopted Disclosure Controls and Procedures which establishes a committee for regular evaluation of internal company disclosure control and procedures;

     o The Company has procedures in place for the anonymous submission to the Audit Committee of employee and third party complaints on accounting, internal accounting controls or auditing matters;

     o    The  Company  has  policies  and   procedures  for   stockholders   to
          communicate directly with the Board of Directors; and

     o The Audit Committee must review, approve and/or ratify all related party transactions.

                             EXECUTIVE COMPENSATION


The Objectives of the Executive Compensation Program

     The   Compensation   Committee  is   responsible   for   establishing   and
administering the Company's policies governing the compensation for the Executive Officers. All actions of the Compensation Committee must be approved by the Board of Directors. Because the Company qualifies as a Controlled Company pursuant to the exception of NASDAQ Stock Market Rule 4350(c)(5), the Compensation Committee is composed of both independent and non-independent directors. See "Committees of the Board of Directors" above.

     The purpose of the Company's executive compensation program is to attract, retain and motivate qualified executives to manage the business so as to maximize profits and stockholder value. Executive compensation in the aggregate is made up principally of the executive's annual base salary, a bonus based upon operating earnings and Company perquisites or benefits. Awards of stock or stock options may be made under the Long Term Incentive Plan. The Compensation Committee annually considers and makes recommendations to the Board as to executive compensation including changes in base salary and cash incentive bonuses. Stock options and awards of stock under the Long Term Incentive Plan are granted by the Stock Option Committee, which is composed of the same members as the Compensation Committee.

     Consistent with the above-noted purpose of the executive compensation program, in recommending the aggregate annual compensation of Executive Officers, the Compensation Committee considers the individual contribution and performance of the executive, the Company's overall performance and the total return to stockholders. The Company's executive compensation program focuses on strategic plans, corporate performance measures, and specific corporate goals. The corporate performance measures which the Compensation Committee considers include sales, earnings, return on equity and comparisons of sales and earnings with prior years and with budgets.

     The Compensation Committee does not rely on any fixed formulae or specific numerical criteria in determining an executive's aggregate compensation. It considers corporate and personal performance criteria and the economic environment, changes in the cost of living, competitive compensation levels and the recommendations of management. The Compensation Committee exercises business judgment based on all of these criteria and the purposes of the executive compensation program.

Employment Agreements, Severance Benefits and Change in Control Provisions

     The Company has a non-qualified Salary Continuation Plan established for the benefit of the Company's Chief Executive Officer, Mark W. McCutcheon. The Company entered into this Salary Continuation Plan, on May 15, 2002, to ensure the performance of his role in the Company for an extended period of time. In addition, the Company also considered the critical nature of the position and the Company's need to retain him when it committed to establish this plan. The Salary Continuation Plan provides for payments of up to $120,000 per year, as adjusted for inflation, for 15 years following death or retirement at age 65. In the event of disability prior to retirement, the yearly benefit of $120,000 is reduced by any payments of social security disability benefits and long term disability benefits which were funded or provided by the Company. The Salary Continuation Plan may be amended or terminated by the Company's Board of Directors, except that in the event of a change of control in the Company, the Salary Continuation Plan becomes irrevocable. The Plan is funded in part with life insurance on the life of Mr. McCutcheon, and during fiscal year 2008, insurance premiums of $46,102 were paid by the Company.

Summary Compensation Table

     The following table sets forth certain information with respect to compensation for the fiscal years 2006, 2007, and 2008 earned by or paid to the Chief Executive Officer, Chief Financial Officer and the other most highly compensated Executive Officers whose total compensation exceeded $100,000.

                                                                                       Non-Equity
                                                                 Stock      Option    Incentive Plan     All Other
                                        Salary       Bonus       Awards     Awards    Compensation      Compensation     Total
Name and Principal Position     Year      ($)         ($)         ($)        ($)         ($)(1)           ($)(2)          ($)
---------------------------     ----    --------    -------    ---------    ------    --------------    ------------    --------

Mark W. McCutcheon (a)          2008    $234,000    $23,168         C          --            $48,977         $19,865    $326,010
  President and                 2007    $227,000    $20,791         C          --            $42,951         $22,007    $312,749
  Chief Executive Officer       2006    $221,000    $ 6,253         C          --            $38,058         $16,645    $281,956
  and President
  of Golden Flake
  Snack Foods, Inc.

Randy Bates (b)                 2008    $164,000    $17,376         C          C                 --           $1,483    $182,859
  Executive Vice President      2007    $158,000    $15,594         C          C                 --           $1,325    $174,919
  of Sales, Marketing           2006    $153,000    $ 4,690         C          C                 --           $1,230    $158,920
  and Transportation
  of Golden Flake Snack
  Foods, Inc.

David Jones (c)                 2008    $164,000    $17,376         C          C                 --           $1,497    $182,873
  Executive Vice President      2007    $156,000    $15,594         C          C                 --           $1,325    $172,919
  of Operations, Human          2006    $150,000    $ 4,690         C          C                 --           $1,223    $155,913
  Resources and Quality
  Control  of Golden Flake
  Snack Foods, Inc.

Patty Townsend (d)              2008    $117,000    $14,426         C          C                 --           $  936    $132,362
  Chief Financial Officer       2007    $110,000    $10,396         C          C                 --           $  880    $121,276
  Vice President                2006    $104,000    $ 3,127         C          C                 --           $  832    $107,959
  and  Secretary

     (1) This compensation is equal to the present value of future payments related to the Salary Continuation Plan which accrued during the year.

     (2)  The compensation represented by the amounts set forth in the All Other
          Compensation column is detailed in the following table, except as noted:



                      Company          Company
                    Contributions    Contributions                    Company       Total
                      to 401(k)      to Stock Plan                   Paid Life     All Other
Name                    ($)              ($)          Perquisites    Insurance    Compensation
----                -------------    -------------    -----------    ---------    ------------

Mark W. McCutcheon         $1,800              ---        $17,428       $637        $19,865
Randy Bates                $1,483              ---            (e)        ---        $ 1,483
David Jones                $1,497              ---            (e)        ---        $ 1,497
Patty Townsend             $  936              ---            (e)        ---        $   936

     (a) Mark W. McCutcheon has served as President and Chief Executive Officer of the Company since April 4, 2001. He has served as President of Golden Flake Snack Foods, Inc. since November 1, 1998.

     (b) Randy Bates has served as Executive Vice President of Sales, Marketing and Transportation of Golden Flake Snack Foods, Inc. since October 26, 1998.

     (c) David Jones has served as Executive Vice President of Operations, Human Resources and Quality Control of Golden Flake Snack Foods, Inc. since May 20, 2002. He was Vice President of Manufacturing from 1998 to 2002 and Vice President of Operations from 2000 to 2002.

     (d) Patty Townsend has served as Chief Financial Officer, Vice-President and Secretary of the Company since March 1, 2004.

     (e) Total Perquisites for Randy Bates, David Jones and Patty Townsend were less than $10,000 per individual.

Indemnification Arrangements

     The Company's Certificate of Incorporation provides that the Company indemnify and hold harmless each of its directors and officers to the fullest extent authorized by the Delaware General Corporation Law, against all expense, liability and loss (including attorney's fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection with services rendered by such directors or officers to or on behalf of the Company.

     The Certificate of Incorporation also provides that a director will not be personally liable to the Company or its stockholders for monetary damages for breach of the fiduciary duty of care as a director. This provision does not eliminate or limit the liability of a director:

     o for breach of his or her duty of loyalty to the Company or to the stockholders;

     o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

     o under Section 174 of the Delaware General Corporation Law (relating to unlawful payments of dividends or unlawful stock repurchases or redemptions); or

     o    for any improper benefit.

     The Company has executed with each Director a written Indemnification Agreement which includes the items set forth above.

Outstanding Equity Awards

     The following table sets forth certain information with respect to outstanding equity awards at May 30, 2008 with the Executive Officers.

                  Outstanding Equity Awards at Fiscal Year-End
                                  Option Awards
    ------------------------------------------------------------------------

                               Number of
                               Securities
                               Underlying
                               Unexercised       Option
                               Options           Exercise        Option
         Name                  Exercisable(1)    Price(2)        Expiration Date
---------------------------    --------------    --------------  ---------------
Mark W. McCutcheon             60,000            20,000 @ $3.50       4/8/2009
   CEO                                           40,000 @ $3.81     10/15/2011
Randy Bates                    29,000            29,000 @ $3.81     10/15/2011
David Jones                    30,000            30,000 @ $3.81     10/15/2011
Patty Townsend                 20,000            20,000 @ $3.81     10/15/2011

---------------------------
     (1)  Fully vested
     (2) As of May 30, 2008, the value of the Company's Common Stock was $2.38 per share.

Compensation of Directors

     During the fiscal year ended May 30, 2008, the Company paid each of its non-employee Directors a retainer of $300 per month and a fee of $2,000 for each regular Board meeting attended. The members of the Compensation Committee were each paid $2,000 for attending the Compensation Committee meeting and the members of the Audit Committee were paid $1,000 for each meeting attended.

     The following table provides compensation information for the year ended May 30, 2008 for each of the independent members of the Board.

                                      Total Director Compensation
                Name                               ($)
                ----                  ---------------------------
        Edward R. Pascoe                        $15,600
        James I. Rotenstreich                   $17,600
        John S.P. Samford                       $17,600


                              CERTAIN TRANSACTIONS

     During the fiscal year ended May 30, 2008, the law firm of Spain & Gillon, L.L.C., of which John P. McKleroy, Jr. is a member, served as General Counsel and performed various legal services for the Company and its subsidiary for which it was paid legal fees of $246,758. The firm will continue to perform legal services for the current fiscal year.

     Golden Flake owns a Cessna Citation II Airplane for business use. Joann F. Bashinsky has leased the plane for personal use of up to 100 flight hours per year. The lease requires monthly payments of $20,000. During fiscal year 2008, Mrs. Bashinsky paid lease payments to Golden Flake of $240,000, and also paid all flight crew expenses for flights used under the lease. The lease is structured so that a substantial portion of the costs of ownership, maintenance, and operation of the plane to Golden Flake are offset by the lease payments and payment of the flight crew expenses on flights used under the lease. The lease with Mrs. Bashinsky is for a term of one year and automatically renews annually on each February 1, unless Golden Flake or Mrs. Bashinsky elects to terminate the same. The current lease term will expire on January 31, 2009. The use of the plane under the lease is coordinated with Golden Flake so as not to interfere with Golden Flake's business use.

     The Company believes that these transactions were on terms equal to or better than those available from unaffiliated third parties.

     The Audit Committee Charter requires that the Audit Committee review and approve or ratify all related party transactions. Accordingly, the Audit Committee reviewed, approved and ratified the above-described related party transactions.

             REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee reviews with the independent auditors, the Company's Chief Financial Officer and the Company's general counsel the results of the independent auditor's annual report on the Company's financial statements. The Audit Committee selects and engages the Company's independent auditors and performs such additional functions as are necessary or prudent to fulfill the Committee's duties and responsibilities and reports its recommendations and findings to the full Board of Directors.

     The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis.

     The Audit Committee has reviewed and discussed the audited financial statements for the year ended May 30, 2008 with management. The Audit Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 ("SAS 61"). The Audit
Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 and has discussed with the independent auditors their independence. The Audit
Committee has also discussed with the management of the Company and the independent auditors, such other matters and received such assurances from them as deemed appropriate by the Audit Committee.

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in the Company's Annual Report on form 10-K for filing with the Securities and Exchange Commission.

     The Audit Committee has considered whether the provision of the non-audit services performed by Dudley, Hopton-Jones, Sims and Freeman PLLP, as described on Page 17 hereof is compatible with maintaining Dudley, Hopton-Jones, Sims and Freeman PLLP's independence.

     The Audit Committee reviewed, approved and ratified the related party transactions set forth and described in "Certain Transactions" on Page 15 hereof.

     Members of the Audit Committee: James I. Rotenstreich, John S. P. Samford and Edward R. Pascoe.

                             INDEPENDENT ACCOUNTANTS

     Dudley, Hopton-Jones, Sims & Freeman PLLP, Certified Public Accountants ("Dudley, Hopton-Jones") were selected by the Audit Committee and ratified by the Board of Directors as the independent accountants to audit the Company's financial statements for the fiscal year ended May 30, 2008. Dudley,
Hopton-Jones has served as independent auditors to the Company since 1977. Representatives of Dudley, Hopton-Jones will be present at the annual meeting and will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders.

     During the fiscal years ended 2008 and 2007, Dudley, Hopton-Jones provided various audit and non-audit services to the Company and its subsidiary. As part of their services as the Company's auditors, they audited the consolidated financial statements of the Company and its subsidiary, the individual financial statements of the Company and Golden Flake Snack Foods, Inc. and its subsidiary and also reviewed the Company's Annual Report (Form 10-K) for filing with the Securities and Exchange Commission.

Fees billed by Dudley, Hopton-Jones:

     The following table shows information about fees billed to the Company by Dudley, Hopton-Jones.

                                                FYE 2008          FYE 2007
                                                --------          --------
Audit Fees (1)                                  $127,445          $145,160
Audit Related Fees (2)                            55,500            57,000
Tax Fees (3)                                      22,500            25,550
All Other Fees (4)                                  -0-               -0-


(1) Current FYE 2008 audit fees consist of the aggregate fees billed for professional services rendered for the audit of the Company's annual financial statements and for the timely reviews of quarterly financial statements and assistance with the review of documents filed with the SEC.

(2) Audit related fees consist of the aggregate fees billed for audit of the Company's and the Company's subsidiary employee benefit plans.

(3) Tax fees consist of the aggregate fees billed for professional services rendered for tax compliance including tax planning, tax advice and the preparation of tax returns and claims for refunds.

(4) All other fees: Dudley, Hopton-Jones did not provide any other services to the Company than those described above nor were there any other fees billed to the Company than those described above.

---------------------

     The Audit Committee is required by its policy to pre-approve all services to be rendered by the Company's Independent Auditors prior to performance of such services. Pre-approval of services may be done in one of two ways, specific pre-approval or general pre-approval. With the use of specific pre-approval, the Audit Committee must specifically pre-approve the services that are to be rendered by the Independent Auditors prior to their engagement to render such services. The Audit Committee has elected to implement the specific pre-approved policy and procedure. As a result, all services provided by the Independent Auditors must be specifically pre-approved by the Audit Committee.

     The services of the Independent Auditors described above were specifically pre-approved by the Audit Committee prior to the engagement of the Independent Auditors to render such services.

     The Company has not selected the principal accountants to audit its financial statements for the current fiscal year. It is the Company's policy to select its principal accountants after the preceding year's audit has been completed and the Company has had time to consider the selection.


                              FINANCIAL STATEMENTS

     Consolidated Financial Statements of the Company and its subsidiary for the fiscal year ended May 30, 2008 are contained in the 2008 Annual Report to Stockholders which accompanies this Proxy Statement. However, such Report and Financial Statements contained therein are not to be considered a part of this solicitation material since they are not deemed material to the matters to be acted upon at the meeting.

                  STOCKHOLDER PROPOSALS FOR 2009 ANNUAL MEETING

     Any stockholder desiring to submit a proposal to be considered by the Board of Directors for inclusion in the proxy statement and form of proxy relating to next year's Annual Meeting of Stockholders must do so in writing received by the Company on or before June 5, 2009. Any other stockholder proposals for the Company's 2009 Annual Meeting of Stockholders must be received no later than July 24, 2009. The proposals must comply with all applicable statues and regulations. Any such proposals should be submitted to Golden Enterprises, Inc.,
Attention: Patty Townsend, CFO, Vice President & Secretary, One Golden Flake Drive, Birmingham, Alabama 35205.

                           CODE OF CONDUCT AND ETHICS

     Golden Enterprises has adopted a Code of Conduct and Ethics that applies to its directors, officers and employees and to all employees of Golden Flake Snack Foods, Inc. The Code of Conduct and Ethics and any amendments thereto, are available on Golden Flake's website at www.goldenflake.com. Any waiver from the Code of Conduct and Ethics for Directors and Officers also will be made available on Golden Flake's website at www.goldenflake.com.



                                  HOUSEHOLDING

     The SEC's rules permit companies and intermediaries such as brokers to satisfy delivery requirements for Proxy Statements with respect to two or more stockholders sharing the same address by delivering a single Proxy Statement addressed to those stockholders. This process, which is commonly referred to as "householding," potentially provides extra convenience for stockholders and cost savings for companies. Some brokers household Proxy Statements, delivering a single Proxy Statement to multiple stockholders sharing an address. Once you have received notice from your broker that it will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If at any time you no longer wish to participate in householding and would prefer to receive a separate Proxy Statement, please notify your broker. If you would like to receive a separate copy of this Proxy Statement from us directly, please contact us by writing or telephone as follows:

         Golden Enterprises, Inc.
         One Golden Flake Drive
         Birmingham, Alabama  35205
         Attention: Patty Townsend, Chief Financial Officer
         Telephone: (205) 323-6161



                                 OTHER BUSINESS

     It is not anticipated that there will be presented to the meeting any business other than the matters set forth herein and the management was not aware, a reasonable time before this solicitation of proxies, of any other matter which may properly be presented for action at the meeting. If any other business should come before the meeting, the persons named on the enclosed proxy will have discretionary authority to vote all proxies in accordance with their best judgment.

                                              By Order of the Board of Directors


                                              John S. Stein
                                              Chairman